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                                                              Exhibit (a)(1)(K)


                         NOTICE OF GUARANTEED DELIVERY

                                      for

                   TENDER OF SHARES OF CLASS A COMMON STOCK

                                      of

                        DELCO REMY INTERNATIONAL, INC.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 23, 2001, UNLESS THE OFFER IS
                                   EXTENDED.


  As set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares (the "Shares") of Class A common stock, $.01 par value per share, of Delco Remy International, Inc., a Delaware corporation (the "Company"), are not immediately available; (ii) time will not permit all required documents to reach American Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

         By Mail:                  By Hand:            By Overnight Delivery:



 American Stock Transfer   American Stock Transfer    American Stock Transfer
     & Trust Company           & Trust Company            & Trust Company
      59 Maiden Lane            59 Maiden Lane             59 Maiden Lane
    New York, NY 10038        New York, NY 10038         New York, NY 10038

                                 By Facsimile:

                       (For Eligible Institutions Only)
                                (718) 236-2641

                       Confirmation Receipt of Facsimile
                               By Telephone Only
                                (212) 936-5100

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

 Ladies and Gentlemen:

   The undersigned hereby tenders to DRI Acquisition LLC, a Delaware limited liability company (the "Purchaser") and a subsidiary of Court Square Capital Limited, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated January 11, 2001, as amended and supplemented by the Supplement to the Offer to Purchase, dated February 9, 2001 (together with any amendments or supplements thereto, the "Offer to Purchase"), and the original BLUE Letter of Transmittal, as amended and supplemented by the enclosed YELLOW Letter of Transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal," and collectively with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

 Name(s) of Record Holder(s)             Number of Shares
 ------------------------------------    ------------------------------------

 ------------------------------------    Certificate Nos. (if available)
              PLEASE PRINT               ------------------------------------
 ------------------------------------
                                         ------------------------------------
 ------------------------------------
 Address(es)                             ------------------------------------
 ------------------------------------
                                         (Check box if Shares will be
 ------------------------------------    tendered by book-entry transfer)
 Daytime Area Code and Tel. No.
 ------------------------------------    [_] The Depository Trust Company
                                         Account Number at Book Entry
 ------------------------------------    Transfer Facility
 Signature(s)                            ------------------------------------
                                         ------------------------------------
                                         Dated

                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three NYSE trading days after the date hereof. An "NYSE trading day" is a day on which the New York Stock Exchange is open for business.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm _______________________________________________________________
 Address ____________________________________________________________________
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------
 Area Code and Tel. No. _____________________________________________________
 ----------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE
 Name _______________________________________________________________________
                              PLEASE TYPE OR PRINT
 Title ______________________________________________________________________
 Dated ______________________________________________________________________

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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